Exhibit 10.3.1

Stock Option Agreement

TRAFFIC.COM, INC., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its common stock (the “Shares”) to the Participant named below. The terms and conditions of the Option are set forth in this Stock Option Agreement (the “Agreement”), and in the Traffic.Com, Inc. 2005 Long-Term Incentive Plan (the “Plan”), a copy of which is attached as Appendix A.

Date of Option Grant	, 20
Vesting Commencement Date	, 20 Expiration Date , 20
Participant’s Name	SSN
Type of Option (Check applicable box(es))	The Option is ☐ an Incentive Stock Option ☐ a Nonstatutory Stock Option	☐ The Option is granted with respect to Restricted Stock (If this box is checked, see attached Schedule of Restrictions)
Number of Shares	Shares.
Exercise Price	$ per Share.
Vesting (Check applicable box(es))

The Option shall vest in accordance with one of the following:

☐ Performance Objectives: If this box is checked, the Option will vest upon achievement of the Performance Objectives listed on the attached Schedule of Performance Objectives.

☐ Time Vesting Schedule: If this box is checked, the Option will vest according to the Vesting Schedule below:

The Option shall initially be unvested and shall vest (i) twenty-five percent (25%) on the first anniversary of the Vesting Commencement Date and (ii) the balance of the Option in twelve (12) successive equal quarterly installments over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional portion of the Option vest after Participant’s Termination of Service.

Termination of Service Prior to Expiration Date

If the Participant has a Termination of Service (not for Cause) prior to the Expiration Date, the time to exercise the Option shall be limited, as follows:

•  Unless the Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise the Option up to            months after the Termination of Service.

•  If the Termination of Service is the result of the Participant’s Disability, the Participant may exercise the Option up to            months after the Termination of Service.

•  If the Termination of Service is the result of the Participant’s death, the Participant’s Beneficiary may exercise the Option up to            months after the Termination of Service.

•  If the Termination of Service is for Cause, as defined hereinafter, the Option shall immediately expire and shall be null and void.

My signature at the end of this Agreement, as the Participant,  indicates that I understand and agree to the terms and conditions set forth in this Agreement and the Plan.

Initials:           Date:

STOCK OPTION AGREEMENT

This Agreement evidences the grant of an Option under the Traffic.Com, Inc. 2005 Long-Term Incentive Plan. The name of the recipient, the number of Shares covered by the Option, and other variable terms are set forth in the cover page, which is part of this Agreement. The words “you,” “your,” and similar terms refer to the Participant to whom this Option is granted.

The Option is subject to the following terms and conditions:

Definitions and the Plan

All capitalized terms that are not otherwise defined in this Agreement have the meanings set forth in the Plan, the text of which is incorporated into this Agreement by reference. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Term

Subject to the Termination of Service provisions set forth in the cover page and the provisions that apply in case of Termination of Service for Cause (and, for an Incentive Stock Option, Section 5.3(a) of the Plan), this Option shall expire at 5:00 p.m. Eastern Time on the Expiration Date set forth in the cover page.

Number of Shares and Exercise Price

To the extent vested (and prior to the end of the Term described above), this Option gives you the right to purchase the number of Shares set forth on the cover page, at the Exercise Price set forth on the cover page.

•  The Exercise Price is subject to Section 5.3(b) of the Plan, which provides that the Exercise Price may not be less than the Fair Market Value (or, if this Option is an Incentive Stock Option and you are a 10% Stockholder, 110% of the Fair Market Value) of the Shares on the Date of Option Grant.

•  The number of Shares and/or Exercise Price may be adjusted to reflect a stock split or other corporate transaction or event, in the sole discretion of the Administrator.

Vesting

The cover page indicates whether the criteria for vesting are (i) achievement of the Performance Objectives set forth in the attached schedule or (ii) continued service in accordance with the Vesting Schedule set forth in the cover page.

•  With respect to any portion of this Option that vests according to the Vesting Schedule set forth in the cover page, a leave of absence of more than three month, unless otherwise is provided by the Administrator or a Company policy, shall not count as service, except as required by law.

•  Any portion of this Option that vests upon achievement of Performance Objectives shall not be deemed to have vested until the Administrator certifies in writing that the applicable Performance Objectives and other material terms of the Agreement have been satisfied.

In addition, this Option shall vest upon the occurrence of any vesting event (for example, onset of disability or change of control) set forth in a separate written agreement between you and the Company.

Special Provisions for Incentive Stock Options

If this Option is an Incentive Stock Option, the following provisions apply:

•  Although the Option is intended to be an Incentive Stock Option, the Company does not warrant that the Option will be treated as an Incentive Stock Option for tax purposes. To the extent that the Option fails for any reason to satisfy the requirements applicable to Incentive Stock Options, the Option or such portion thereof shall be a Nonqualified Stock Option.

•  The Option will not be treated as an Incentive Stock Option for tax purposes if you sell or otherwise dispose of Shares issued upon exercise before the later of: (i) the first anniversary of the date the Shares are delivered to you, or (ii) the second anniversary of the Date of Option Grant. Any earlier sale or disposition of the Shares will be a “disqualifying disposition.” You must notify the Company of any disqualifying disposition within 30 days after a disqualifying disposition occurs.

•  Any portion of the Option that is exercised more than three months after your Termination of Service for any reason other than Disability or death (to the extent the Option has not expired) shall be treated as a Nonstatutory Stock Option. If you die before exercising the Option, it may be treated as an Incentive Stock Option only to the extent that the Option would have been treated as an Incentive Stock Option if you had exercised it on the date of your death.

Exercise

To exercise all or any part of this Option, you (or your Beneficiary, in the case of exercise after your death) must complete a Notice of Exercise, which may be written or electronic, and file it at the principal office of the Company (Attn: Corporate Secretary). Your Notice of Exercise must indicate the number of Shares you wish to purchase and will not be accepted if it is incomplete. You may not purchase fractional Shares; Any request for fractional Shares will be rounded down to the next lowest whole number of Shares.

A sample Notice of Exercise appears as Appendix B to this Agreement.

You will not have any of the rights of a stockholder until (1) you exercise the Option; (2)  the Company receives full payment for the Shares, and (3) you pay or otherwise provide for the satisfaction of the Company of the Withholding obligations.

Payment Upon Exercise

When you (or your Beneficiary) submit your Notice of Exercise, you must include payment of the Exercise Price for the Shares you are purchasing. (You might also have to include payment for tax withholding, as described below.) Unless approved by the Administrator, payment for the Shares must be made by cash or check made payable to the Company. With approval from the Administrator, however, payment may be made in either of the following forms:

•  Tender or Attestation of Shares: You may tender whole Shares to the Company with a Fair Market Value equal to the Exercise Price. Instead of actually tendering Shares to the Company, you may attest that you own Shares with a Fair Market Value equal to the Exercise Price, and the Company will reduce the number of Shares issuable upon exercise by the number of Shares required to cover the Exercise Price. Shares attested to or tendered in order to pay the Exercise Price may not be Restricted Stock, and you must have owned the Shares for at least six months.

•  Broker-Assisted Cashless Exercise: You may instruct the Company to deliver the Shares issuable upon exercise to a broker (acceptable to the Company); you must give the broker irrevocable instructions to sell enough Shares to pay the Exercise Price and to deliver the Exercise Price to the Company. For purposes of a broker-assisted cashless exercise, the Shares are deemed to have a Fair Market Value on the Option exercise date equal to the price at which the broker sold the Shares to pay the Exercise Price. (Because of the rules prohibiting directors and executive officers from receiving loans or other extensions of credit from the Company, directors and executive officers of the Company are not eligible to use the cashless exercise method.)

All or part of the Option is deemed exercised when the Administrator receives (i) your (or your Beneficiary’s) Notice of Exercise and (ii) full payment for the Shares with respect to which the Option is exercised.

The Administrator or the Company may for any reason decline to accept payment by exchange of Shares, or may impose such limitations or restrictions on the form of payment as it deems advisable.
Withholding

If you received the Option as an employee, the Company must withhold income and employment taxes when you (or your Beneficiary) exercise the Option. The Company may either (i) require you (or your Beneficiary) to remit to the Company cash and/or Shares in an amount sufficient to satisfy all federal, state, and local withholding obligations, or (ii) upon your request and with approval from the Administrator, withhold Shares that would otherwise be delivered.

As set forth in Section 10.8(a) of the Plan, you remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to this Award. Traffic.Com is not responsible for any liability or penalty that you incur by failing to make timely payments of tax.

Nontransferability

Unless the Administrator determines otherwise, you may not transfer the Option, except by will or the laws of descent or distribution. (The person(s) to whom the Option is passed by will or the laws of descent or distribution is your Beneficiary.) However, if approved by the Administrator (subject to terms and conditions that the Administrator may establish), and provided that this Option is a Nonstatutory Stock Option, you may transfer all or part of the Option to a member of your immediate family (i.e., spouse, child, stepchild, grandchild, parent, grandparent, or sibling).

Restrictions on Exercise, Delivery, and Resale

•  You may not exercise this Option or sell any Shares acquired under this Option at a time when the exercise or sale would be prohibited under Applicable Laws.

•  You may not exercise this Option after an event constituting “Cause” (as defined in the following section) occurs, unless you are notified by the Administrator your right to exercise has been reinstated.

•  As set forth in Section 10.6 of the Plan, Shares shall not be delivered until (i) all conditions of the Option have been met to the satisfaction of the Administrator, (ii) all other legal matters in connection with the issuance and delivery of the Shares have been satisfied, and (iii) you have executed and delivered to the Company all representations and agreements as are necessary and appropriate to satisfy the requirements of any Applicable Laws.

•  As set forth in Section 10.7 of the Plan, the Company shall not be liable for any delay in obtaining regulatory authority that it deems necessary to issue Shares.

If the cover page indicates that this Option is granted with respect to Restricted Stock, the Shares you acquire by exercising the Option might be subject to additional restrictions, and you might forfeit the Shares if you fail to meet the vesting conditions specified in the Restricted Stock Agreement. Consult the Company concerning the nature of any restrictions before you exercise an Option to acquire Restricted Stock.

Forfeiture Upon Termination of Service for Cause

If you experience a Termination of Service that is initiated by the Company for “Cause” (as defined below) while the Option is outstanding, this Option (whether vested or not vested) shall immediately expire and shall be null and void.

If you are covered by an employment agreement or consulting agreement at the time of your Termination of Service, and if the employment agreement or consulting agreement includes provisions relating to termination for cause, your termination for cause within the meaning of the employment agreement or consulting agreement shall constitute a Termination of Service for “Cause” within the meaning of this Agreement.

If you are not covered by an employment agreement or consulting agreement that includes provisions relating to termination for cause, “Cause” shall mean (i) any breach or violation by you of any agreement between you and the Company or an Affiliate; (ii) any act or omission to act by you that would be reasonably likely to have the effect of injuring the reputation, business, or business relationships of the Company, or of impairing your ability to perform services for the Company or an Affiliate; (iii) your conviction (including without limitation a plea of guilty or nolo contendere) of any crime other than an ordinary traffic violation; (iv) any material misconduct or willful and deliberate non-performance of duties by you in connection with the Company’s or an Affiliate’s business or affairs; (v) your theft, dishonesty, misrepresentation, or falsification of the Company’s or an Affiliate’s documents or records; (vi) your improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information; or (vii) your use of the Company’s or an Affiliate’s facilities, premises, or property to conduct unlawful or unauthorized activities or transactions.

Reorganization Event

Subject to the provisions set forth below, upon the occurrence of a Reorganization Event, the Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation does not assume (within the meaning of Section 11.2 of the Plan) the Option or an equivalent option is not substituted, then the Administrator shall have the authority to provide in its discretion that one of the following will occur, and will provide you with written or electronic notice thereof: (i) any unvested Options and any vested Options that are not exercised shall terminate and be canceled upon such Reorganization Event; or (ii) the Option will become exercisable in full or in part, as determined by the Administrator, as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by you prior to the consummation of the Reorganization Event; or (iii) the Option will terminate upon consummation of such Reorganization Event and you will receive, in exchange for all or any portion of such Option, as is designated by the Administrator, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of Option Shares subject to the portion of the Option designated by the Administrator, exceeds (B) the aggregate Exercise Price of the Option or designated portion thereof.

If the Option is assumed in connection with a Reorganization Event, then the Option shall be appropriately adjusted, immediately after such Reorganization Event, to apply to the number and class of securities which would have been issuable to you in consummation of such Reorganization Event had the Option been exercised in full immediately prior to such Reorganization Event, and appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate Exercise Price shall remain the same.

This Agreement shall not, in any way, affect the right of the Company to adjust, reclassify, reorganize or to otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Adjustments

In the event that there is any stock dividend that is paid on the Shares in Shares, or any stock split, reverse stock split, combination or reclassification of Shares, or any other increase in the number of outstanding Shares without receipt of consideration by the Company, then the total number and/or class of securities subject to the Option and the Exercise Price of the Option shall be appropriately adjusted, in such manner as the Administrator in its sole discretion deems equitable, in order to prevent dilution or enlargement of your rights under the Option.

Lock-up Provision

If the Company proposes to make a public offering of Shares, the Company or an underwriter might request that you not sell or otherwise dispose (directly or indirectly) of Shares delivered under this Agreement for a reasonable period (not to exceed 180 days) after the offering. You hereby agree to enter into such a lock-up agreement, whether such public offering occurs before or after you exercise your Option. Your right to any Shares received under this Agreement is contingent on your agreeing to comply with such a request.

Notices

•  Any notice from you to the Company with regard to this Agreement, must be in writing and shall be deemed effective when it is received by the Secretary of the Company at the Company’s principal office.

•  Any notice from the Company to you with regard to this Agreement, must be in writing and shall be deemed effective when it is personally delivered to you or when it is deposited in the U.S. Mail at the address set forth under your signature, with postage and fees prepaid.

Not an Employment Contract

This Agreement is not an employment agreement and does not give you any right to continued employment (or other service relationship) with the Company or an Affiliate. Unless provided otherwise in a written agreement between you and the Company or an Affiliate, your employment (or other service relationship) is “at-will” and may be terminated at any time and for any reason.

Amendment and Termination

This Agreement may be amended or terminated by mutual agreement, in writing, signed by you and the Company. To the extent required or appropriate, as determined by the Administrator, to comply with an Applicable Law or to comply with or conform to am accounting principle, this Agreement may be amended by the Company without your consent. In addition, as set forth in Section 12.5 of the Plan, the Administrator reserves the right to adjust the terms of this Agreement in connection with any unusual or nonrecurring events affecting the Company or an Affiliate. By way of example, the Company may respond to an unusual or nonrecurring event by temporarily suspending your right to exercise this Option.

Governing Law

As set forth in Section 13.2 of the Plan, this Agreement shall be governed by and interpreted in accordance with Delaware law (without regard to any principles of Delaware law that might direct resolution to the laws of a different jurisdiction).

Severability

As set forth in Section 13.5 of the Plan, any provision in this Agreement that is determined to be unenforceable shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Administrator determines that the infirmity cannot be resolved without materially changing the Agreement, in which case the provision shall be stricken (as it applies in the jurisdiction where it is invalid) and the remainder of Agreement shall remain in effect.

Waiver

The waiver by you or the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

Interpretation and Construction

This Agreement shall be construed and interpreted by the Administrator, in its sole discretion. Any interpretation or other determination by the Administrator (including without limitation correction of any defect or omission and reconciliation of any inconsistency in the Agreement or the Plan) shall be binding and conclusive.

Headings	The headings in this Agreement are provided solely as a convenience to facilitate reference. The headings shall not be relevant for purposes of construing or interpreting any part of this Agreement.

Entire Understanding

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded.

Traffic.Com, Inc.
By:
Title:

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature

Participant’s Name (please print)

Participant’s Address

Appendix A:
Copy of Traffic.Com, Inc. 2005 Long -term incentive Plan

Appendix B:
Sample Notice of Exercise

Name:
Address:

Date:	, 20

Traffic.Com, Inc.
851 Duportail Road,
Wayne, PA 19087
Attention: Corporate Secretary

By a Stock Option Agreement dated                               , 20       (the “Option Agreement”), I am the holder of an Option granted under the Traffic.Com, Inc. 2005 Long-Term Incentive Plan (the “Plan”) to purchase up to                          shares of Traffic.Com common stock (the “Shares”) at an exercise price of $                   per Share. My Option is (circle one) [an Incentive] [a Nonstatutory] Stock Option.

I hereby exercise my Option to purchase                      Shares, for which the total exercise price is $                        . I have arranged to pay the exercise price as follows:

☐                                     I am enclosing with this notice a check for $                            .

☐                                     With approval from the Administrator of the Plan (the “Administrator”), I have arranged to tender                        Shares, with a Fair Market Value of $                      . I certify that I have owned the Shares that I am tendering for more than six months and that the Shares are not restricted.

☐                                     With approval from the Administrator, I hereby attest that I have owned                     Shares, with a current Fair Market Value of $                      , for more than six months, and that I continue to own such Shares. I acquired these Shares on                              [insert date] for a purchase price of $                        . I authorize Traffic.Com to reduce the number of Shares deliverable upon exercise by the number of Shares whose ownership I have attested.

☐                                     With approval from the Administrator, I hereby instruct Traffic.Com to deliver the Option Shares to                                                (the “Broker”) to be credited to my account number                           . The Broker’s address and telephone number are:                                                                                                                                                . I certify that I have instructed the Broker to sell Shares with a Fair Market Value of at least $                       (after any commissions or other expenses of the sale), and to deliver $                         to Traffic.Com from the proceeds of the sale.

I understand that my Option may be exercised only to the extent that it is vested, and that it will not be deemed exercised with respect to any Shares until the exercise price has been received by the Corporate Secretary of Traffic.Com (or by a person designated by the Corporate Secretary).

I understand the nature of the investment I am making and the financial risks thereof. I am aware that if I received my Option as an employee of Traffic.com, exercise of my Option might trigger certain federal, state, and local tax withholding obligations. I have arranged to satisfy the withholding obligations in the following manner:

☐                                     I am enclosing with this notice a check for $                              , which Traffic.Com has determined to be sufficient to satisfy all withholding obligations.

☐                                     With approval from the Administrator, I authorize Traffic.Com to withhold Shares with a Fair Market Value equal to the amount that must be withheld. I understand that only whole Shares will be withheld and that any fractional Shares required to be withheld will be rounded up to the next whole Share.

Notwithstanding the provisions for withholding, I understand that I remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to my Option and that Traffic.Com is not responsible for any liability or penalty that I incur by failing to make timely payments of tax.

Please register my stock certificate as follows:

Name:
Address:

Tax I.D. #:

If my Option is an Incentive Stock Option, I will notify Traffic.Com’s Chief Financial Officer within 30 days after any transfer of Shares acquired pursuant to my exercise of the Option that occurs within one (1) year after the date of exercise or within two (2) years after the date the Option was granted.

I further understand and acknowledge that my exercise of this Option and receipt of the Shares are subject to the terms and conditions of the Plan and the Option Agreement, which I have received and carefully reviewed. I understand the terms and conditions and agree to be bound by them.

Sincerely,

Signature

Received by Traffic.Com, Inc.:                                             , 20

Approved

By:
Title: